UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2022

NEW JERSEY RESOURCES CORPORATION
(Exact Name of registrant as specified in its charter)

New Jersey (State or Other Jurisdiction of Incorporation)	001-08359 (Commission File Number)	22-2376465 (IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey		07719
(Address of Principal Executive Offices)		(Zip Code)

(732) 938-1480
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $2.50 par value	NJR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

Amendment to NJR Second Amended and Restated Credit Agreement

On August 30, 2022, New Jersey Resources Corporation (“NJR”), as borrower, and certain of NJR’s unregulated subsidiaries, as guarantors (the “Guarantors”), entered into an amendment (the “NJR Amendment”) to the Second Amended and Restated Credit Agreement, dated as of September 2, 2021 (the “NJR Second A&R Credit Agreement”) with the several lenders party thereto and PNC Bank, National Association, as Administrative Agent. The NJR Amendment: (i) increases the revolving credit facility from $500,000,000 to $650,000,000, (ii) increases the swing loan commitment from $60,000,000 to $70,000,000 and (iii) extends the maturity date to September 2, 2027, pursuant to NJR’s option to extend the maturity date under the NJR Second A&R Credit Agreement.  In addition, the NJR Amendment provides that borrowings under the NJR Second A&R Credit Agreement, as amended, will bear interest, at NJR’s option at (i) a rate per annum equal to the Adjusted Term SOFR Rate (as defined therein) plus an applicable margin ranging between 0.875% and 1.75% or (ii) a rate per annum equal to the base rate plus an applicable margin ranging between 0.00% and 0.75%.  In each case the applicable margin is determined based on the credit rating of New Jersey Natural Gas Company (“NJNG”), a wholly-owned subsidiary of NJR, from Fitch, Inc. and Moody’s Investor Services, Inc., or a successor nationally recognized statistical rating agency (the “NJNG Credit Rating”).  All of the other material terms and conditions of the NJR Second A&R Credit Agreement remain unchanged.  For a description of the NJR Second A&R Credit Agreement see NJR’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 9, 2021.

A copy of the NJR Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The foregoing summary of the NJR Amendment is qualified in its entirety by reference to the text of the NJR Amendment filed herewith.

NJR and its affiliates regularly engage the banks listed above to provide other banking services. All of these engagements are negotiated at arm’s length.

Amendment to NJNG Second Amended and Restated Credit Agreement

On August 30, 2022, NJNG, as borrower, entered into an amendment (the “NJNG Amendment”) to the Second Amended and Restated Credit Agreement, dated as of September 2, 2021 (the “NJNG Second A&R Credit Agreement”), with the several lenders parties thereto, and PNC Bank, National Association, as Administrative Agent. The NJNG Amendment extends the maturity date to September 2, 2027, pursuant to NJNG’s option to extend the maturity date under the NJNG Second A&R Credit Agreement.  In addition, the NJNG Amendment provides that borrowings under the NJNG Second A&R Credit Agreement, as amended, will bear interest, at NJNG’s option at (i) a rate per annum equal to the Adjusted Term SOFR Rate (as defined therein) plus an applicable margin ranging between 0.75% and 1.50% or (ii) a rate per annum equal to the base rate plus an applicable margin ranging between 0.00% and 0.50%.  In each case the applicable margin is determined based on the NJNG Credit Rating.  All of the other material terms and conditions of the NJNG Second A&R Credit Agreement remain unchanged.  For a description of the NJNG Second A&R Credit Agreement see NJR’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 9, 2021.

A copy of the NJNG Amendment is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The foregoing summary of the NJNG Amendment is qualified in its entirety by reference to the text of the NJNG Amendment filed herewith.

NJNG and its affiliates regularly engage the banks listed above to provide other banking services. All of these engagements are negotiated at arm’s length.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated in this Item 2.03 by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
First Amendment to Second Amended and Restated Credit Agreement, dated as of August 30, 2022, by and among NJR, the guarantors thereto, the lenders party thereto and PNC Bank, National Association, as Administrative Agent.

10.2	First Amendment to Second Amended and Restated Credit Agreement dated as of August 30, 2022, by and among NJNG, the lenders party thereto and PNC Bank, National Association, as Administrative Agent.

104	Cover page in Inline XBRL format

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION

Date: September 6, 2022	By:	/s/ Roberto F. Bel
Roberto F. Bel
Senior Vice President and
Chief Financial Officer